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                                                                    Exhibit 21.1



                           EGENERA, INC. SUBSIDIARIES

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
         NAME                                   JURISDICTION OF ORGANIZATION
         Egenera Limited                        United Kingdom
         Egenera International, Inc.            Delaware
         Egenera K.K.                           Japan
         Egenera (Hong Kong) Limited            Hong Kong
         Egenera GmbH                           Germany